EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Virtus Equity Trust
File Number: 811-945
Registrant CIK Number: 0000034273

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series   2 - Class A  $2,280, Class C $364, Class I $155
Series   4 - Class A  $669, Class C $24, Class I $2
Series   6 - Class A  $1,404, Class B $48, Class C $210, Class I $179
Series   8 - Class A  $4,428, Class B $36, Class C $18
Series   9 - Class A, Class B, Class C and Class I is zero.
Series 10 - Class A  $403, Class C $15, Class I $721
Series 11 - Class A, Class B, Class C and Class I is zero
Series 12 - Class A, Class C and Class I is zero
Series 14 - Class A, Class B, Class C and Class I is zero.
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $11,811, Class B $72, Class C $566
Series 18 - Class A, Class C, Class I is zero.

73A1/73A2-
Series   2 - Class A  $0.1310, Class C $0.0821, Class I $0.1479
Series   4 - Class A  $0.1100, Class C $0.0545, Class I $0.1284
Series   6 - Class A  $0.1780, Class B $0.0858, Class C $0.0900,
Class I $0.2114
Series   8 - Class A  $0.1780, Class B $0.1210, Class C $0.1210
Series   9 - Class A, Class B, Class C and Class I is zero
Series 10 - Class A  $0.1092, Class C $0.0501, Class I $0.1288
Series 11 - Class A, Class B, Class C and Class I is zero
Series 12 - Class A, Class C and Class I is zero
Series 14 - Class A, Class B, Class C and Class I is zero
Series 15 - Class A, Class B, Class C and Class I is zero
Series 16 - Class A  $0.2340, Class B $0.1500, Class C $0.1500
Series 18 - Class A, Class C, Class I is zero.

74U1/74U2-
Series   2 - Class A 15,140, Class C 3,401, Class I 1,760
Series   4 - Class A 4,752, Class C 434, Class I 37
Series   6 - Class A 6,480, Class B 402, Class C 2,091,
Class I 624
Series   8 - Class A 23,948, Class B 237, Class C 176
Series   9 - Class A 5,671, Class B 269, Class C 391, Class I 94
Series 10 - Class A 3,767, Class C 342, Class I 5,689
Series 11 - Class A 1,900, Class B 158, Class C 247 and Class I 0 Series 12 - Class A 124, Class C 39, Class I 431
Series 14 - Class A 1,024, Class B 57, Class C 434 Class I 2,097 Series 15 - Class A 49,570, Class B 1,082, Class C 985, Class I 444 Series 16 - Class A 47,937, Class B 368, Class C 3,586
Series 18 - Class A 27, Class C 10, Class I 13

74V1/74V2-
Series   2 - Class A $20.47, Class C $19.93, Class I $20.49
Series   4 - Class A $9.18, Class C $9.05, Class I $9.18
Series   6 - Class A $14.87, Class B $14.24, Class C $14.23,
Class I $14.85
Series   8 - Class A $8.18, Class B $8.26, Class C $8.33
Series   9 - Class A $14.03, Class B $12.22, Class C $12.22,
Class I $14.12
Series 10 - Class A $9.98, Class C $9.97, Class I $9.99 Series 11 - Class A $27.07, Class B $24.42, Class C $24.41 and Class I $0
Series 12 - Class A $9.51, Class C $9.24, Class I $9.52 Series 14 - Class A $14.81, Class B $13.78, Class C $13.79, Class I 15.17
Series 15 - Class A $8.48, Class B $7.46, Class C $7.46,
Class I 8.56
Series 16 - Class A $12.54, Class B $12.48, Class C $12.47 Series 18 - Class A $12.57, Class C $12.49, Class I $12.59